UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 23, 2008 (September 17, 2008)
TETON ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-31679 (Commission File No.)	84-1482290 (IRS Employer Identification No.)
410 17th Street, Suite 1850
Denver, CO 80202
(Address of principal executive offices, including zip code)
(303) 565-4600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Background
As previously disclosed, on June 18, 2008, Teton Energy Corporation (the “Company,” “we,” “us,” or “our”) sold and issued $40,000,000 aggregate principal amount of our 10.75% Secured Subordinated Convertible Debentures due 2013 (the “Original Debentures”) to the purchasers thereof in a private placement that closed on that date. Our obligations under the Original Debentures were fully and unconditionally guaranteed by our subsidiaries to the extent set forth in the Subordinated Guaranty and Pledge Agreement, dated as of June 18, 2008 (the “Subordinated Guaranty”) which was entered into in favor of Whitebox Advisors, LLC, as agent for the purchasers of the Original Debentures (the “Representative”).
Pursuant to Section 4.17(b) of the Securities Purchase Agreement dated as of June 9, 2008, which we entered into with the purchasers of the Original Debentures (the “Purchase Agreement”), the parties agreed to exchange the Original Debentures for exchanged debentures for the same aggregate principal amount on terms substantially identical to the Original Debentures, which debentures would be registered under the Securities Act of 1933, as amended, under a registration statement that (i) has been declared effective by the Securities and Exchange Commission, (ii) would ultimately meet the standards of eligibility of the Depository Trust Company (“DTC”), including with respect to registration on The PORTAL Market, and (iii) would ultimately be issued pursuant to an indenture in conformity with the Trust Indenture Act of 1939, as amended, and the rules thereunder.
In connection with the Purchase Agreement and the Original Debentures, we entered into an Intercreditor and Subordination Agreement (the “Intercreditor Agreement”) with JPMorgan Chase Bank, N.A. (“JPMorgan Chase”), as administrative agent, and the Representative, pursuant to which the liens of the Debenture holders on our assets were subordinated to the liens of JPMorgan Chase on such assets.
Recent Developments
On September 19, 2008, we entered into a Secured Subordinated Convertible Debenture Indenture (the “Indenture”), with each of our subsidiary guarantors and the Bank of New York Mellon Trust Company, N.A., a national banking association (“Bank of New York” or the “Trustee”), and, in an exchange transaction on the same date (the “Exchange”), pursuant to the Purchase Agreement and the Indenture, we exchanged the Original Debentures for a Global Debenture, which we deposited with DTC and registered in the name of Cede & Co., as DTC’s nominee. Pursuant to the Indenture, Bank of New York will act as Trustee with respect to the exchanged Debenture and our obligations thereunder. Initially, the Trustee will also serve as the paying agent, conversion agent, and registrar with respect to the Indenture.
The Global Debenture was issued in the principal amount of $30,000,000, following the Holders’ Redemption which is described in Item 2.04 below.
In connection with the Exchange and the closing of the Indenture, on September 19, 2008, we entered into a letter agreement with each of the parties to the Purchase Agreement, which amends and supplements the Purchase Agreement to, among other things, appoint Bank of New York as Representative, replacing Whitebox Advisors, LLC. We also entered into an amended and restated Intercreditor and Subordination Agreement with JPMorgan Chase and Bank of New York, and an amended and restated Subordinated Guaranty and Pledge Agreement, which reflect, among other things, the Exchange and the appointment of Bank of New York as successor in interest to Whitebox Advisors LLC as Representative and collateral agent.
The foregoing summaries of the agreements and of the transactions contemplated thereby, do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Obligation or an Obligation Under an Off-Balance Sheet Arrangement.
Pursuant to Section 6(b) of the Original Debentures, the holders of the Original Debentures had a 90-day put option whereby they could elect to reduce their investment in the Original Debentures by a total of 25% of the face amount at the original purchase price. Effective as of September 17, 2008, we received written notices from each of the purchasers of the Original Debentures that they were electing to require us to redeem the Original Debentures for 25% of the principal amount of each Original Debenture (the “Holders’ Redemption”). Pursuant to the terms of the Original Debentures, on September 18, 2008, we redeemed such portion of the Original Debentures, and paid the holders the aggregate sum of $10,000,000 plus accrued and unpaid interest. The applicable amount was paid on September 18, 2008 to each holder using funds from the original issuances of the Original Debentures, which were being held in an interest bearing account established to hold this amount pending the end of the 90-day put option period.
The remaining aggregate principal amount of the Debentures following the Holders’ Redemption is $30,000,000, and is due on June 18, 2013.
The Company announced the above item by Press Release dated September 23, 2008, a copy of which is attached hereto as Exhibit 99.1.
Item 7.01 Regulation FD Disclosure.
The Company also announced by Press Release dated September 23, 2008, a copy of which is attached as Exhibit 99.1, a $2.0 million increase in the borrowing base with its senior bank facility, JPMorgan Chase Bank, N.A., from $32.5 million to $34.5 million, updates to its 2008 capital expenditure program, as well as revenue, EBITDAX and production guidance for the remainder of 2008.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits.

Exhibit No.	Description
10.1	Secured Subordinated Convertible Debenture Indenture dated September 19, 2008 among Teton Energy Corporation, Teton North America LLC, Teton Piceance LLC, Teton DJ LLC, Teton Williston LLC, Teton Big Horn LLC, Teton DJCO LLC and The Bank of New York Mellon Trust Company, N.A.
10.2	Letter Agreement dated September 19, 2008 amending and supplementing the Securities Purchase Agreement dated June 9, 2008.
10.3	Amended and Restated Subordinated Guaranty and Pledge Agreement dated September 19, 2008.
10.4	Amended and Restated Intercreditor and Subordination Agreement dated September 19, 2008.
99.1	Press Release of Teton Energy Corporation dated September 23, 2008

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Dated: September 23, 2008	TETON ENERGY CORPORATION
	By:	/s/ Lonnie R. Brock
Lonnie R. Brock
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Secured Subordinated Convertible Debenture Indenture dated September 19, 2008 among Teton Energy Corporation, Teton North America LLC, Teton Piceance LLC, Teton DJ LLC, Teton Williston LLC, Teton Big Horn LLC, Teton DJCO LLC and The Bank of New York Mellon Trust Company, N.A.
10.2	Letter Agreement dated September 19, 2008 amending and supplementing the Securities Purchase Agreement dated June 9, 2008.
10.3	Amended and Restated Subordinated Guaranty and Pledge Agreement dated September 19, 2008.
10.4	Amended and Restated Intercreditor and Subordination Agreement dated September 19, 2008.
99.1	Press Release of Teton Energy Corporation dated September 23, 2008